Exhibit 99.1

Quantum Cyber Signs Definitive Agreements to Acquire U.S.-Based Manufacturing

Facility in Bridgeport, Connecticut

Quantum Drones Corporation Executes Definitive Agreements for $3.2 Million Acquisition
of Approximately 50,000-Square-Foot Industrial Facility and Installed Manufacturing
Equipment; Advances Company’s Transition From Technology Licensing to Vertically
Integrated Domestic Defense Manufacturing

WEST PALM BEACH, Florida, June 29, 2026 (GLOBE NEWSWIRE) -- Quantum Cyber N.V. (Nasdaq: QUCY) (“Quantum Cyber” or the “Company”), a Nasdaq-listed autonomous defense technology company assembling an AI-powered System-of-Systems platform for drone warfare, counter-UAS, and border security applications, today announced that its wholly owned subsidiary, Quantum Drones Corporation, has signed definitive agreements to acquire the real property and the installed manufacturing equipment located at 38 Union Avenue, Bridgeport, Connecticut, from Arcade Realty LLC and Arcade Technology LLC, for aggregate consideration of $3,200,000.

The definitive agreements follow the Letter of Intent the Company announced on June 8, 2026, and represent a foundational step in Quantum Cyber’s previously announced strategic transition from a technology development and IP licensing company to a vertically integrated autonomous defense manufacturer with domestic production capacity under its own control. Completion of the acquisition remains subject to customary closing conditions.

The Bridgeport property is an approximately 50,000-square-foot industrial facility situated on an approximately 1.09-acre site in southeastern Bridgeport, with direct access to Interstate 95. The equipment to be acquired includes a substantial installed inventory of metal-forming and machining assets.

The Company believes the acquisition advances Quantum Cyber’s stated strategy of building the production infrastructure required to manufacture autonomous defense systems domestically. It follows the Company’s June 2, 2026 announcement that it would assume direct manufacturing of its licensed autonomous drone platform, and its May 28, 2026 announcement of plans to establish a U.S.-based defense-technology manufacturing complex.

Upon completion of the acquisition, the Company would own a physical manufacturing facility, the installed equipment within it, and an experienced fabrication team, the operating foundation on which it intends to build its domestic autonomous defense manufacturing capability.

The acquisition is intended to support the Trump Administration’s Executive Order 14307, which establishes American drone dominance as an explicit national security and industrial priority and directs the acceleration of domestic drone production capacity. The U.S. Department of Defense FY2027 Budget Request allocates approximately $55 billion toward drone and autonomous warfare programs, reflecting a doctrinal shift toward high-volume, attritable autonomous platforms deployed at operational scale. By acquiring domestic manufacturing infrastructure, Quantum Cyber believes it may be better positioned to participate in this procurement wave as a domestic producer, not solely as a technology licensor.

“Signing these definitive agreements turns our manufacturing strategy from an announcement into a binding commitment to acquire a real facility, real equipment, and an experienced team that knows how to run it,” said David Lazar, Chief Executive Officer of Quantum Cyber. “This is the production foundation we have said we were building, and we believe it gives us a domestic base from which to advance toward delivering combat-ready autonomous systems. We are moving to the next phase.”

About Quantum Drones Corporation

Quantum Drones Corporation is a wholly owned Nevada-incorporated subsidiary of Quantum Cyber N.V. established to serve as the operational vehicle for the Company’s domestic defense technology programs and U.S. government procurement activities. The subsidiary is led by Peter O’Rourke, President and Director, a former Acting Secretary of the U.S. Department of Veterans Affairs under the Trump administration, and Robert Liscouski, Director, a former Assistant Secretary for Infrastructure Protection at the U.S. Department of Homeland Security and co-founder and former Chairman and CEO of a Nasdaq-listed quantum computing company.

About Quantum Cyber N.V.

Quantum Cyber N.V. (Nasdaq: QUCY) is assembling an AI-powered, quantum-accelerated System-of-Systems autonomous defense platform that integrates drone warfare, counter-UAS, autonomous naval mine countermeasures, EMP shielding, anti-drone ammunition, command-and-control, and quantum antenna applications under a single Nasdaq-listed company. The Company acquires, licenses, and develops combat-proven autonomous technologies, deploying them as a coordinated, multi-domain portfolio across air, land, and sea. For more information, visit www.quantum-cyber.ai.

Forward-Looking Statements

Certain statements made in this press release are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward-looking statements relate to, among other things, the completion of the acquisition and the satisfaction of closing conditions; the Company’s strategic transition to a vertically integrated autonomous defense manufacturer; the intended use, operation, and build-out of the acquired Bridgeport facility and equipment; the integration and retention of the acquired business and its personnel; the Company’s ability to pursue U.S. government contracts and homeland security programs; the Company’s expectation that domestic manufacturing capacity will position it to participate in defense procurement opportunities; and the development and commercialization of the Company’s autonomous defense technologies.

These forward-looking statements reflect the current analysis of existing information and are subject to various risks and uncertainties. The signing of a definitive agreement does not guarantee the consummation of the proposed transaction, and there can be no assurance that the transaction will close on the terms described or at all. As a result, caution must be exercised in relying on forward-looking statements. Due to known and unknown risks, actual results may differ materially from the Company’s expectations or projections. The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: (i) the failure to satisfy closing conditions or otherwise consummate the acquisition; (ii) the failure to successfully integrate or operate the acquired facility, equipment, and business; (iii) the failure to meet projected development, production, or operational targets for the manufacturing facility, or to meet other goals or objectives of the Company’s strategic transition; (iv) the loss of acquired personnel, customers, or supplier relationships; (v) changes in applicable laws or regulations; (vi) an inability to successfully pursue new initiatives; (vii) the failure to secure U.S. government contracts or procurement approvals; and (viii) other risks and uncertainties discussed from time to time in other reports and public filings with the Securities and Exchange Commission (the “SEC”) by the Company. Additional information concerning these and other factors may be found in the Company’s filings with the SEC, including its Annual Report on Form 10-K filed on March 31, 2026, its Quarterly Report on Form 10-Q filed on May 15, 2026, and its subsequent filings with the SEC. The Company’s SEC filings are available publicly on the SEC’s website at www.sec.gov. Any forward-looking statement made by the Company in this press release is based only on information currently available and speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments, or otherwise, except as required by law.

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